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                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below, does hereby make, constitute and appoint each of the following individuals, Joseph D. Emanuel, Lynn K. Stone, William J. Evers, and Douglas E. Scully, as his true and lawful attorney-in-fact and agent with all power and authority on his behalf to sign his name, in any and all capabilities, on Form N-4 and Form S-3 registration statements of Prudential Annuities Life Assurance Corporation, pertaining to the following variable annuity products: File Nos. 333-96577, 333-71654, 333-71672, 333-71834, 333-150220, 333-152411, 333-08853,
333-198394, 333-198395, 333-198396, 333-198399, 333-198417, 333-198418,
333-198419, 333-198420, 333-198421, 333-198424, 333-198425 and 333-198426.

This grant of authority extends to any and all amendments to such registration statements and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned has subscribed hereunder this 16th day of December, 2014.

/s/ Robert F. O'Donnell
--------------------------
Robert F. O'Donnell
President, Chief
Executive Officer and
Director